UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2021

VELOCITY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40088	85-3388661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Road

Ridgefield, CT 06877

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	VELOU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	VELO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	VELOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on July 20, 2021, Velocity Acquisition Corp., a Delaware corporation (“Velocity” or the “Company”), entered into a business combination agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) with VBLG Merger Sub, Inc., a wholly-owned subsidiary of Velocity (“Company Merger Sub”), VBLG Blocker Merger Sub, LLC, a wholly-owned subsidiary of Velocity (“Blocker Merger Sub”), BBQ Holding, LLC (“BBQ”), BVP BBQ Blocker, LP (“Blocker”) and BVP BBQ General Partner, LLC, the general partner of Blocker and the representative of the equityholders of BBQ and Blocker (“BVP GP”).

Termination of Business Combination Agreement

On November 9, 2021, the Company, Company Merger Sub, Blockerer Merger Sub, BBQ, Blocker and BVP GP entered into a Termination of Business Combination Agreement (the “Termination Agreement”), pursuant to which the parties agreed to mutually terminate the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of November 9, 2021.

Pursuant to the Termination Agreement, BBQ has agreed to pay the Company $1,393,750.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is void and there is no liability under the Business Combination Agreement on the part of any party thereto, except as set forth in the Termination Agreement, and each of the transaction agreements entered into in connection with the Business Combination Agreement, including, but not limited to, the Sponsor Agreement, dated as of July 20, 2021, by and among the Velocity Sponsor, LLC, BBQ and certain of Velocity Sponsor, LLC’s equity holders. Pursuant to the Termination Agreement, subject to certain exceptions, the Company and BBQ have also agreed, on behalf of themselves and their respective related parties, to a release of claims relating to the Proposed Business Combination.

The Company intends to continue to pursue a business combination.

The foregoing descriptions of the Business Combination Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Business Combination Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by the Company on July 20, 2021, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01. Regulation FD Disclosure.

On November 10, 2021, BBQ and the Company issued a joint press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Termination Agreement, dated as of November 9, 2021, by and among Velocity Acquisition Corp., VBLG Merger Sub, LLC, VBLG Blocker Merger Sub, LLC, BBQ Holding, LLC, BVP BBQ Blocker, LP and BVP BBQ General Partner, LLC
99.1	Press Release, dated November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY ACQUISITION CORP.

	By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	Chief Financial Officer

Date: November 10, 2021

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